Exhibit 10.3

ATEGRITY SPECIALTY HOLDINGS LLC

EQUITY INCENTIVE PLAN

Article I
Purpose

Ategrity Specialty Holdings LLC, a Delaware limited liability company (the “Company”), hereby establishes the Ategrity Specialty Holdings Equity Incentive Plan (as amended and restated from time to time, the “Plan”), effective as of February 5, 2019, as most recently amended pursuant to that certain Unanimous Written Consent of the Board of Managers of the Company dated as of December 8, 2024. The purpose of the Plan is to advance the interests of the Company and its Members by providing a means by which the Company and its Affiliates and Subsidiaries can attract, retain and motivate selected directors, officers, other employees and consultants and provide such personnel with an opportunity to participate in the increased value of the Company which their effort, initiative and skill have helped produce.

Article II
Definitions

“Affiliate” means, with respect to any person or entity, any other person or entity that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such person or entity through the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person or entity, whether through ownership of the voting securities, by contract or otherwise.

“Award” means any grant of an Option, Restricted Unit, Other Unit-Based Award under the Plan.

“Award Agreement” means any written agreement, contract or other instrument or document evidencing any Award, which may, but need not (as determined by the Board), be required to be executed or acknowledged by a Participant as a condition precedent to receiving an Award or the benefits under an Award.

“Beneficial owner” or “beneficially own” has the meaning given to such term in Rule 13d-3 under the Exchange Act.

“Board” means the Board of Managers of the Company.

“Call Notice” has the meaning set forth in Section 7.01.

“Call Period” has the meaning assigned to it in Section 7.01.

“Call Price” has the meaning set forth in Section 7.02.

“Call Right” has the meaning set forth in Section 7.01.

“Call Units” has the meaning set forth in Section 7.01.

“Cause” means, with respect to any Participant, (a) “Cause” as defined in an offer letter or employment agreement applicable to the Participant (if applicable, the “Employment Agreement”) or (b) in the case of a Participant who does not have an Employment Agreement that defines “Cause,” the occurrence of any of the following, as reasonably determined by the Board: (i) the Participant’s commission of an act of misappropriation, dishonesty, fraud, embezzlement or breach of a fiduciary duty to the Company or any of its Affiliates or Subsidiaries (collectively, the “Company Group”) (including, without limitation, the unauthorized disclosure of confidential information or trade secrets and the obtaining of personal profit in connection with a transaction entered into by or on behalf of any member of the Company Group without prior disclosure to and approval by the Board); (ii) the Participant’s indictment for, conviction of or plea of nolo contendere with respect to, (x) a felony or (y) any other crime involving moral turpitude; (iii) the Participant reporting to work under the influence of alcohol or illegal drugs or other conduct which causes any member of the Company Group public disgrace or disrepute or economic harm; (iv) the Participant’s material breach of any agreement with any member of the Company Group; (v) the Participant’s willful and prolonged absence from work (other than by reason of Disability); (vi) the Participant’s gross negligence or willful misconduct with respect to any member of the Company Group or the performance of his or her duties under any agreement with a member of the Company Group; or (vii) the Participant’s failure to perform his or her material duties as reasonably directed by any authorized member of the Company Group. In the cases of clauses (iv), (v), (vi) or (vii) above, the Participant shall not be deemed to have been terminated for Cause, unless (x) written notice has been delivered to him or her setting forth the Company’s (or any of its Affiliates’ or Subsidiaries’) reasons for the termination for Cause, (y) the Participant has not cured (if curable) the breaches or failures set forth in such notice to the satisfaction of the Company (or any of its Affiliates or Subsidiaries) within 30 days after receipt of such notice and (z) the Company terminates the Participant’s employment not later than the 60th day after the expiration of the cure period (if any).

“Change in Control” means the consummation of any transaction or series of related transactions, pursuant to which one or more Person or group of Persons (other than a Proposed Transferee and other than an Affiliate of the Company) acquires or becomes the beneficial owner, directly or indirectly, of (a) equity interests in the Company possessing (i) the power to vote more than 50% of the Units of the Company or (ii) the voting power sufficient to elect a majority of the members of the Board or the board of directors of any successor to the Company (whether such transaction is effected by merger, consolidation, recapitalization, sale or transfer of the Company’s equity interests or otherwise), or (b) all or substantially all of the assets of the Company and its Subsidiaries.

“Code” means the Internal Revenue Code of 1986, as amended, and applicable rules and regulations thereunder.

“Disability” means any medically determinable physical or mental impairment resulting in the Participant’s inability to engage in any substantial gainful activity, where such impairment is likely to result in death or can be expected to last for a continuous period of not less than 12 months, as determined reasonably and in good faith by the Board.

“Eligible Individual” means any officer, employee, director, independent contractor or consultant to, the Company or a Subsidiary and includes any holders of Substitute Awards (whether or not employed by the Company or a Subsidiary).

“Encumbrance” means any lien, security interest, pledge, claim, option, right of first refusal, marital right or other encumbrance with respect to any Unit issued in respect of any Award.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and applicable rules and regulations thereunder.

“Exercise Price” means the price at which a Unit may be purchased by a Participant pursuant to an Option as set forth in the relevant Award Agreement.

“Fair Market Value” means (a) if the Units are not listed or traded on the New York Stock Exchange, the NYSE MKT LLC or other principal exchange or the Nasdaq Stock Market, or reported by OTC Markets Group, or any similar successor organization, the fair market value as determined by the Board in good faith, and (b) otherwise, the average of the closing prices of all Units (at the end of the regular session, as reported on the Consolidated Tape) on the New York Stock Exchange, the NYSE MKT LLC (or other principal stock exchange) or the Nasdaq Stock Market, as applicable, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such applicable exchanges (at the end of the regular session, as reported on the Consolidated Tape) on such day or, if on any day the Units are not so listed, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by OTC Markets Group, or any similar successor organization, in each case averaged over a 21-day period consisting of the day as of which the Fair Market Value is being determined and the 20 consecutive business days prior to such day.

“Incentive Option” means an Option granted pursuant to Section 6.01 that is intended to meet the requirements of Section 422 of the Code.

“Involuntary Transfer” means a transfer of a Participant’s Award or any Unit issued in respect of any Award by operation of law including, without limitation, as a result of (a) a sale or other disposition by a trustee or debtor in possession appointed or retained in a bankruptcy case, (b) a sale at any creditors’ or judicial sale, (c) a transfer arising out of a divorce or separation proceeding or (d) by will or the laws of descent and distribution.

“Member” shall have the meaning designated in the Operating Agreement.

“Operating Agreement” means the Amended and Restated Limited Liability Company Agreement of Ategrity Specialty Holdings LLC, dated as of April 1, 2018, as the same may be amended from time to time.

“Option” means an option to purchase Units granted to an Eligible Individual under the Plan.

“Other Unit-Based Award” means any award denominated in or based on Units granted to a Participant, pursuant to Section 6.03.

“Participant” means an Eligible Individual who receives an Award under the Plan.

“Person” means a partnership, joint venture, limited partnership, limited liability partnership, limited liability limited partnership, corporation, limited liability company, professional corporation, professional association, trust, estate, custodian, trustee, executor, administrator, nominee, representative, unincorporated organization, sole proprietorship, employee benefit plan, tribunal, governmental entity, department, agency, quasi-governmental entity, any other business, entity or organization, including a government or political subdivision or an agency, unit or instrumentality thereof, or any natural person (regardless of citizenship or residency).

“Plan” has the meaning set forth in Article I.

“Prime Rate” means the rate which the Company’s principal financial institution (as designated by the Company from time to time) announces from time to time at its principal office as its prime lending rate for domestic commercial loans, the Prime Rate to change when and as such prime lending rate changes.

“Proposed Transferee” (a) with respect to any Units issued in respect of an Award held by a Participant, means any person to whom a Participant proposes to transfer any such Units and (b) with respect to any Awards or Units held by a Participant, means any person to whom such Awards are transferred pursuant to an Involuntary Transfer.

“Restricted Unit” means a contractual right to receive a designated number of Units or the Fair Market Value thereof, granted to a Participant pursuant to Section 6.02.

“Section 409A” has the meaning assigned to it in Article XVII.

“Section 457A” has the meaning assigned to it in Article XVII.

“Securities Act” means the Securities Act of 1933, as amended, and applicable rules and regulations thereunder.

“Subsidiary” means (a) any company during any period in which it is a “subsidiary corporation” as that term is defined in Section 424(f) of the Code with respect to the Company, or (b) any other entity of which ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are directly or indirectly owned by the Company.

“Substitute Award” means an Award granted pursuant to Article V in assumption of, or as an alternative to or replacement of, an outstanding award previously granted by a business or entity all or a portion of which is acquired by the Company or any of its Affiliates or Subsidiaries, or with which the Company or any of its Affiliates or Subsidiaries combines.

“Unit” means a limited liability company interest of the Company.

“Unvested Award” means, as of any date, any Award (or any portion thereof) which by its terms has not yet vested and become exercisable as of such date.

“Vested Award” means, as of any date, any Award (or any portion thereof) which by its terms has vested and become exercisable as of such date.

Article III
Administration

Section 3.01.      Board. The Plan shall be administered by the Board.

Section 3.02.      Authority of the Board. Subject to the provisions of the Plan, the Board shall have the authority, in its discretion and on behalf of the Company:

(a)            to select from among the Eligible Individuals those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of Units covered by the Awards, to establish the terms, conditions, performance criteria, restrictions and other aspects of the Awards and the provisions of the applicable Award Agreement and to modify, amend, cancel or suspend Awards;

(b)            to interpret the Plan;

(c)            to prescribe, amend and rescind any rules and regulations relating to the Plan;

(d)            to determine whether, to what extent and under what circumstances Awards may be settled in cash, Units, other Awards or other property, including, without limitation, the authority to settle Awards in cash or property upon a Change in Control or other similar corporate transaction;

(e)            to determine whether, to what extent and under what circumstances cash, Units, other Awards, other property and any other amounts payable with respect to an Award shall or may be deferred either automatically or at the election of the Participant or of the Board;

(f)            to cancel and regrant, accelerate vesting or otherwise adjust the Exercise Price of an Award previously granted under the Plan; and

(g)            to make all other determinations and findings, including factual findings, deemed necessary or advisable for the administration of the Plan.

Section 3.03.      Board Discretion. In exercising its authority, the Board shall have the broadest possible discretion. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions made in good faith by the Board under or with respect to the Plan, any Award or Award Agreement shall be final, binding and conclusive on all persons.

Section 3.04.      Board Delegation. To the extent permitted by applicable law, the Board may delegate its authority, or specified items thereof, to one or more designated individuals or committees of the Board.

Article IV
Units Subject To The Plan

Section 4.01.      General Limitation.

(a)            Subject to Section 4.02 below, the maximum number of Units that may be issued under the Plan is 50,000,000 Units.

(b)            To the extent any Units covered by an Award, other than a Substitute Award, are not issued because the Award is forfeited, canceled, expires without being exercised or the Units are not delivered because the Award is settled in cash or used to satisfy applicable minimum tax withholding obligations or otherwise, such Units shall not be deemed to have been issued for purposes of determining the maximum number of Units available for issuance under the Plan.

(c)            If the Exercise Price of any Option or the Exercise Price of any Other Unit-Based Award granted under the Plan, other than a Substitute Award, is satisfied by tendering Units to the Company (by either actual delivery or by attestation), only the number of Units issued net of the Units tendered shall be deemed issued for purposes of determining the maximum number of Units remaining available for issuance under the Plan.

(d)            Any Units underlying a Substitute Award shall not be deemed to have been issued for purposes of determining the maximum number of Units remaining available for issuance under the Plan.

Section 4.02.      Adjustments. In the event that any corporate transaction or distribution (including, without limitation, any Unit split, Unit dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split up, spin off, repurchase, combination or exchange of Units or other securities of the Company, but not including ordinary dividends) affects the Units such that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Board shall, in such manner as it may deem equitable, adjust any or all of (a) the number of Units or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted under Section 4.01; (b) the number of Units or other securities of the Company (or number and kind of other securities and property) subject to outstanding Awards; and (c) the Exercise Price or other terms and conditions of any Award or, if deemed appropriate, the Board may make provision for a cash payment to the holder of an outstanding Award in full satisfaction of such Award as set forth in Section 4.03.

Section 4.03.      Cancellation of Awards. For the avoidance of doubt, if an adjustment is appropriate under Section 4.02, the Board may, if deemed equitable by the Board in light of the applicable circumstances, cause any Award granted hereunder to be canceled in consideration of a cash payment to the holder of such Award equal in value to the product of (a) the number of Units subject to such Award, multiplied by (b) the Fair Market Value of a Unit as of the date of such cancellation (less any Exercise Price or other applicable exercise, hurdle or similar price) with respect to such canceled Award; provided, for the avoidance of doubt, if the Award has an Exercise Price that exceeds the Fair Market Value of the Units underlying the Award, the Award may be canceled for no consideration.

Section 4.04.      Other Provisions. The grant of any Award may also be subject to such other provisions as the Board deems appropriate (whether or not applicable to any Award granted to any other Participant).

Article V
Eligibility and Participation

Subject to the terms and conditions of the Plan, the Board shall determine and designate, from time to time, from among the Eligible Individuals those persons who will be granted one or more Awards under the Plan and thereby become Participants in the Plan. Awards may be granted on conditions specified by the Board. Awards may be granted as alternatives to or in replacement of Awards outstanding under the Plan or any other plan or arrangement of the Company or any of its Affiliates or Subsidiaries (including a plan or arrangement of a business or entity, all or a portion of which is acquired by or combines with the Company or any of its Affiliates or Subsidiaries).

Article VI
Awards

Section 6.01.      Options.

(a)            General. The Board is authorized to grant Options under the Plan, which shall be evidenced by an Award Agreement and shall contain terms and conditions not inconsistent with the following limitations and conditions.

(b)            Exercise Price. The Exercise Price of each Option shall be established by the Board at the time the Option is granted. Unless otherwise determined by the Board and specified in the Award Agreement, the Exercise Price shall be the Fair Market Value of a Unit on the date of grant of the Option (which shall not be less than the “fair market value” of a Unit within the meaning of Section 409A).

(c)            Vesting. The vesting schedule for each grant of Options shall be set forth in the applicable Award Agreement, including the treatment of outstanding Options upon a Participant’s termination of employment or service. An Option shall be exercisable only in accordance with the terms and conditions and during such periods as may be established by the Board in the Award Agreement or otherwise in accordance with the Plan and the Award Agreement. The Board may, in its discretion, provide that such an Option may be exercised in whole or in part, in installments, cumulative or otherwise, for any period of time specified by the Board or based on performance or other criteria established by the Board.

(d)            Payment. No Units shall be delivered pursuant to any exercise of an Option until payment in full of the Exercise Price, or adequate provision therefor (in the discretion of the Board), is received by the Company. Unless otherwise determined by the Board in its sole discretion, such payment shall be made by surrendering Units then issuable to the Participant upon exercise of the Option at their Fair Market Value on the date of exercise, provided that, a Participant shall be entitled to make a cash payment to the Company to purchase any fractional Unit at the Fair Market Value.

(e)            Term of Options. An Option and all rights and obligations thereunder shall expire on the date to be determined by the Board and set forth in the applicable Award Agreement, which shall be not later than ten years from the date of grant of such Option.

(f)            Incentive Options. The terms of any Incentive Option granted under this Plan shall comply in all respects with the provisions of Section 422 of the Code. Subject to adjustment under Section 4.02, the maximum number of Units that may be issued under Incentive Options under the Plan is 100,000, less the number of Restricted Units issued under the Plan.

Section 6.02.      Restricted Units.

(a)            General. The Board is authorized to grant Restricted Units to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Board will determine.

(b)            Terms of Grant. Restricted Units granted pursuant to the Plan will be subject to such restrictions as the Board may impose, including service, performance or other criteria, which restrictions may lapse in each case on a specified date or dates, over any period or periods or on the occurrence of one or more events, as determined by the Board. The Board will set forth the treatment of Restricted Units, as applicable, upon a Participant’s termination of employment or service with the Company or any of its Affiliates or Subsidiaries in the applicable Award Agreement.

(c)            Vesting. The vesting schedule for each grant of Restricted Units shall be set forth in the applicable Award Agreement, including the treatment of outstanding Restricted Units upon a Participant’s termination of employment or service.

(d)            Settlement. Restricted Units may be settled in Units, in cash, or a combination thereof, as determined by the Board and set forth in the applicable Award Agreement.

(e)      Rights.      Restricted Units shall have no voting rights, and shall not receive dividends, but the applicable Award Agreement shall specify the effect, if any, of dividends paid on Units during the period such Award is outstanding.

Section 6.03.      Other Unit-Based Awards. The Board is authorized to grant unrestricted Units or Other Unit-Based Awards under the Plan to Participants, alone or in tandem with other Awards, in such amounts and subject to such terms and conditions, including vesting schedules or other criteria (including performance criteria) as the Board will from time to time in its sole discretion determine.

Section 6.04.      Settlement of Award. Units delivered pursuant to the exercise of an Option or the exercise or vesting and settlement of Other Unit-Based Awards shall be subject to such conditions (other than vesting conditions), restrictions and contingencies as the Board may establish pursuant to the Plan and Award Agreement, in addition to the conditions set forth herein.

Section 6.05.      Amendment to Awards. The Board may waive any conditions or rights under any Award theretofore granted, prospectively or retroactively.

Section 6.06.      Other Provisions. The grant of any Award may also be subject to such other provisions as the Board deems appropriate (whether or not applicable to any Award granted to any other Participant), including the treatment of Awards and Units upon the occurrence of any corporate transaction or distribution involving the Company, including any merger, reorganization, recapitalization or other similar corporate event.

Article VII
Company Call Right

Section 7.01.      Call Right. If a Participant’s employment, directorship, consulting or other service relationship with the Company and any of its Affiliates and Subsidiaries terminates for any reason, or an Involuntary Transfer occurs, the Company shall have the right (a “Call Right”), exercisable during the Call Period (as defined below), to purchase all or a portion (as determined by the Board from time to time during the Call Period) of any Units that have been issued to a Participant (or his or her Proposed Transferee, if applicable) in respect of any Award. The “Call Period” shall mean, (a) with respect to Units beneficially owned by the Participant or a permitted transferee, the period commencing on the date of termination or Involuntary Transfer and expiring one year thereafter, or (b) with respect to any Award that has not been exercised or settled as of the date of such termination or Involuntary Transfer, the period commencing on the exercise or settlement of such Award and expiring one year after such exercise or settlement of such Award. The Company may exercise the Call Right (which may be exercised on more than one occasion during the Call Period) by giving written notice thereof to the Participant (or his or her Proposed Transferee) prior to the expiration of the Call Period (such notice the “Call Notice”). The Call Notice shall set forth the number of Units being purchased pursuant to the Call Right (the “Call Units”) and the Board’s determination of the Call Price of the Call Units in accordance with Section 7.02 below.

Section 7.02.      Call Price. The aggregate purchase price with respect to any Call Units (the “Call Price”) will be determined as follows:

(a)            if a Participant’s employment or other service relationship with the Company and any of its Affiliates and Subsidiaries terminates for any reason other than a termination by the Company or any of its Affiliates or Subsidiaries for Cause, or if there is an Involuntary Transfer, then the purchase price per Unit will be the Fair Market Value determined as of the date of the applicable Call Notice; or

(b)            if (i) a Participant’s employment or other service relationship with the Company and any of its Affiliates and Subsidiaries is terminated by the Company or any of its Affiliates or Subsidiaries for Cause or (ii) a termination of a Participant’s employment or other service relationship with the Company and any of its Affiliates and Subsidiaries is followed by the Participant’s material breach of any restrictive covenant provisions applicable to the Participant, then the purchase price per Unit will be the lesser of (x) the Exercise Price or other purchase price paid by such Participant for such Unit (or, if no such Exercise Price or purchase price was paid, zero) or (y) the Fair Market Value of such Restricted Unit or other Unit, determined as of the date of the Call Notice.

Section 7.03.      Election and Delivery Procedures.

(a)            The closing of any exercise of the Call Right pursuant to this Article VII shall take place at the offices of the Company, or such other place as reasonably determined by the Company, not less than 15 nor more than 45 days after the date such Call Right is exercised. The exact date and time of closing shall be specified by the Company.

(b)            At such closing, the Participant and his or her Proposed Transferees (or, following the Participant’s death, the Participant’s beneficiary or Beneficiaries) shall deliver certificates for the Call Units to be sold to the Company duly endorsed, or accompanied by written instruments of transfer, in a form reasonably satisfactory to the Company, duly executed by such transferor, free and clear of any Encumbrances, and shall consent to the cancellation of such Awards to be surrendered, which Awards shall also be free and clear of any Encumbrances. The Company shall pay the Call Price for the Call Units in cash in a lump sum or, if (i) the terms of any credit facility or any arrangement of the Company or any of its Affiliates or Subsidiaries limit or restrict the ability of the Company to make such payment or (ii) the Board determines that the Company is not financially capable of making such payment, at the election of the Company, in up to three equal installments, the first of which will be paid on the date of such closing, and the second and third of which will be paid on the first and second anniversaries of the date of such closing, plus interest at the Prime Rate from the date of such closing to the applicable date of payment. Any such installment payments shall be subject to compliance with Section 409A, where applicable.

Article VIII
Change in Control

Section 8.01.      Board Actions on a Change in Control. In the event of a Change in Control, the Board will have full discretion, subject to any applicable regulatory approvals, to take whatever actions that it deems necessary or appropriate with respect to outstanding Awards, including: (a) to provide for full or partial accelerated vesting of any Award or portion thereof, either immediately prior to such Change in Control or on such terms and conditions following the Change in Control as the Board may determine in its sole discretion; (b) to provide for the assumption of an Award (or portions thereof) or the issuance of Substitute Awards of the surviving or acquiring company (subject to Section 409A, where applicable); (c) to provide for the cash-out and cancellation of any Vested Award (or portion thereof) immediately prior to such Change in Control, which cash-out may (subject to Section 409A, where applicable) be subject to any escrow, earn-out or other contingent or deferred payment arrangement that is contemplated by such Change in Control; (d) to cancel, without consideration, any Unvested Award and any other Award that is not otherwise exercised on or prior to any Change in Control; provided that, for the avoidance of doubt, if the Award has an Exercise Price that exceeds the Fair Market Value of the Units underlying the Award, the Award may be canceled for no consideration; or (e) to take any other actions as the Board deems necessary or advisable in connection with such Change in Control. The Board may, in connection with a Change of Control, take different actions with respect to different Participants under the Plan, different Awards under the Plan and different portions of Awards granted under the Plan.

Article IX
Tax Withholding

All distributions, issuances and payments under the Plan are subject to minimum tax withholding obligations, and the Board may condition the delivery of Units or other benefits upon satisfaction of all applicable withholding requirements. The Board, in its sole discretion and subject to such requirements as it may prescribe, may permit such withholding obligations to be satisfied through any combination of the following: (a) cash payment by the Participant; (b) payroll withholding of the Participant’s salary, wages or other compensation; (c) surrender of Units which the Participant already owns (either by actual surrender or attestation); or (d) surrender of Units or other benefits to which the Participant is otherwise entitled (e.g., upon exercise of an Option) under the terms of the Plan. Notwithstanding the foregoing, unless and until otherwise determined by the Board, the only method permitted for the satisfaction of all applicable withholding requirements arising upon the exercise of any Option shall be the method described in clause (d).

Article X
Transferability

Section 10.01.      Transferability of Awards. Except as otherwise expressly provided in an Award Agreement or Section 10.04, no Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant other than by will or by the laws of descent and distribution. An Option (or Other Unit-Based Award subject to exercise) may be exercised during the lifetime of the Participant only by him or her or by his or her legal representative.

Section 10.02.      Transferability of Units. Except as otherwise expressly provided in an Award Agreement or the Operating Agreement, Units issued in respect of an Award may not be anticipated, assigned, attached, garnished, optioned, transferred or made subject to any creditor’s process, whether voluntarily, involuntarily or by operation of law.

Section 10.03.      Transferability of Restricted Units. Except as otherwise expressly provided in an Award Agreement or the Operating Agreement, Restricted Units or other Units issued in connection with any Award may not be anticipated, assigned, attached, garnished, optioned, transferred or made subject to any creditor’s process, whether voluntarily, involuntarily or by operation of law.

Section 10.04.      Permitted Transfers. Notwithstanding the foregoing, a Participant may transfer an Award or any Units issued with respect to an Award to a Proposed Transferee with the prior written consent of the Board; provided that (a) the Proposed Transferee agrees to be bound by the terms of the Plan and the applicable Award Agreement and (b) the provisions of the Plan and the Award Agreement with respect to any Award or Units so transferred will continue to apply as though the Award or Units were still held by the applicable Participant.

Section 10.05.      Operating Agreement. Unless otherwise determined by the Board in its sole discretion, each Participant who is granted any Restricted Unit or who is issued any Unit in connection with any other Award shall as a condition to the issuance of such Restricted Unit or Unit, execute an agreement pursuant to which he or she shall become a party to the Operating Agreement. Unless otherwise determined by the Board in its sole discretion, each Proposed Transferee (other than the Company) by will, by the laws of descent and distribution or otherwise, of any Award or any Unit issued in respect of any Award shall, as a condition to the transfer thereof to such permitted transferee, execute an agreement pursuant to which it shall become a party to the Operating Agreement and any other agreements applicable to the transferor.

Article XI
Limitation on Implied Rights

Section 11.01.      Property Rights. Neither a Participant nor any other Person shall, by reason of participation in the Plan, acquire any right in or title to any assets, funds or property of the Company or any of its Affiliates or Subsidiaries whatsoever, including, without limitation, any specific funds, assets or other property which the Company or any of its Affiliates or Subsidiaries, in its or their sole discretion, may set aside in anticipation of a liability under the Plan. Subject to the terms of the Plan, a Participant shall have only a contractual right to the Units or amounts, if any, payable under the Plan, unsecured by any assets of the Company or any of its Affiliates or Subsidiaries, and nothing contained in the Plan shall constitute a representation or guarantee that the assets of the Company or any of its Affiliates or Subsidiaries shall be sufficient to pay any benefits to any Person.

Section 11.02.      Employment Rights. Nothing in this Plan nor in any Award Agreement shall confer upon any Participant any promise or commitment by the Company or its Affiliates or Subsidiaries regarding employment, employment positions, work assignments, compensation or any other term or condition of employment or affiliation.

Section 11.03.      No Implied Rights or Obligations. The Company, in establishing and maintaining the Plan as a voluntary and unilateral undertaking, expressly disavows the creation of any rights in Participants or others claiming entitlement under the Plan or any obligations on the part of the Company, any of its Affiliates or Subsidiaries or the Board, except as expressly provided herein. No Award shall be deemed to be salary or compensation for the purposes of computing benefits under any employee benefit, severance, pension or retirement plan of the Company or any of its Affiliates or Subsidiaries, unless the Board shall determine otherwise, applicable local law provides otherwise or the terms of such plan specifically include such compensation.

Section 11.04.      No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any of its Affiliates or Subsidiaries and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any of its Affiliates or Subsidiaries pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

Section 11.05.      Rights as a Stockholder. No Participant or holder of any Award shall have any rights as a Member with respect to any Units underlying such Award until the Award has been exercised or settled, and the Participant or holder has been issued Units in accordance with the terms of the Plan.

Section 11.06.      Additional Conditions of Awards. The Board may specify in an Award Agreement that the Participant’s rights, payments and benefits with respect to an Award will be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include a termination of the Participant’s employment or service with the Company or any of its Affiliates or Subsidiaries, a violation of material policies, breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant or other conduct by the Participant that is detrimental to the business or reputation of the Company and/or its Affiliates and/or Subsidiaries.

Section 11.07.      No Fractional Units. No fractional Units will be issued or delivered pursuant to the Plan or any Award, and the Board will determine whether cash or other securities will be paid or transferred in lieu of any fractional Units, or whether such fractional Units or any rights thereto will be canceled, terminated or otherwise eliminated.

Section 11.08.      Variations by Jurisdiction. Awards may be granted to Participants in different legal jurisdictions on such terms and conditions as may, in the judgment of the Board, be necessary or desirable to recognize differences in local law, tax policy or custom. The Board also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for Participants on assignments outside their home country.

Section 11.09.      Data Protection. By participating in the Plan, the Participant consents to the holding and processing of personal information provided by the Participant to the Company or its Affiliates or Subsidiaries, or to any trustee or third-party service provider, for all purposes relating to the operation of the Plan. These include:

(a)            administering and maintaining Participant records;

(b)            providing information to the Company or its Affiliates or Subsidiaries, or any trustees of any employee benefit trust, registrars, brokers or third-party administrators of the Plan;

(c)            providing information to future purchasers or other transaction counterparties of the Company or its Affiliates or Subsidiaries, or the business in which the Participant works; and

(d)            transferring information about the Participant to any country or territory that may not provide the same protection for the information as the Participant’s home country.

Article XII
Government and Stock Exchange Regulations

The Board may refuse to issue or transfer any Units or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such Units or such other consideration might violate any applicable law or regulation or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary. Without limiting the generality of the foregoing, no Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Board in its sole discretion has determined that any such offer, if made, would be in compliance with all applicable requirements of the U.S. federal and state securities laws and any other laws to which such offer, if made, would be subject.

Upon the issuance of Units in connection with the vesting, exercise or settlement of an Award at a time when there is not in effect a registration statement under the Securities Act relating to such Units and available for delivery a prospectus meeting the requirements of Section 10(a)(3) of the Securities Act, or if the rules or interpretations of the United States Securities and Exchange Commission so require, such Units may be issued only if the Company and the holder of such Units are in compliance with all securities law requirements for an exemption from registration and the holder represents and warrants in writing to the Company that the Units purchased are being acquired for investment and not with a view to distribution thereof.

The Company is under no duty to ensure that Units may legally be delivered under the Plan, and shall have no liability to Award recipients in the event such delivery of Units may not be made.

Article XIII
Amendments, Suspensions or Termination of the Plan

Section 13.01.      Amendment and Termination of the Plan. The Board may at any time suspend or terminate the Plan and may amend it from time to time in such respects as the Board may deem advisable in order that Awards granted thereunder shall conform to any change in the law, or in any other respect which the Board may deem to be in the best interests of the Company; provided, however, that no such amendment, alteration, suspension, discontinuation or termination shall be made without approval by the Members of the Company if such approval is necessary to comply with any tax or regulatory requirement for which or with which the Board deems it necessary or desirable to qualify or comply.

Section 13.02.      Amendment of Award Agreements. The Board may, to the extent consistent with the terms of any applicable Award Agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted or the associated Award Agreement, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially adversely impair the rights of any Participant or any holder of any Award theretofore granted will not to that extent be effective without the consent of the affected Participant or holder.

Section 13.03.      Corrections. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent that it shall deem desirable to carry the Plan into effect.

Article XIV
Termination

The Plan shall continue in effect until April 1, 2028 unless earlier terminated by the Board pursuant to Article XIII.

Article XV
Governing Law; Waiver of Jury Trial

The validity, construction and effect of the Plan, the Award Agreements and any rules, regulations or procedures relating thereto shall be governed by, and construed in accordance with, the laws of the State of New York without regard to the conflicts of laws rules of such state. Participants acknowledge and agree that any controversy which may arise under or relate to the Plan or an Award Agreement is likely to involve complicated and difficult issues, and the Company and each Participant will agree to irrevocably waive any and all right to trial by jury in any legal proceeding arising out of or relating to the Plan or an Award Agreement, or the transactions and matters contemplated hereby or thereby.

Article XVI
Arbitration of Disputes

Any controversy arising out of or relating to the Plan or an Award Agreement shall be resolved by arbitration conducted pursuant to the arbitration rules of the American Arbitration Association. The arbitration shall be final and binding on the parties. The arbitration shall be conducted in New York City.

Article XVII
Section 409A and Section 457A of The Code

The Plan is intended to comply with the requirements of Section 409A and Section 457A of the Code and the regulations and guidance thereunder (respectively, “Section 409A” and “Section 457A”), the provisions of the Plan shall be interpreted in a manner that satisfies such requirements, and the Plan shall be operated accordingly. If any provision of the Plan would otherwise frustrate or conflict with this intent, the provision will be interpreted and deemed amended so as to avoid this conflict. If an operational failure occurs with respect to the requirements of Section 409A and Section 457A, any affected Participant shall fully cooperate with the Company to correct the failure, to the extent possible, in accordance with any correction procedure established by the United States Internal Revenue Service. No provision of the Plan shall be interpreted to transfer any liability for a failure to comply with Section 409A or Section 457A from a Participant or any other Person to the Company.

Notwithstanding any provision of the Plan or any Award Agreement, if at the time of termination of a Participant’s employment or service with the Company he or she is a “specified employee” (as defined in Section 409A) and any payments upon such termination under the Plan or such Award Agreement are treated as deferred compensation subject to Section 409A, he or she will not be entitled to such payments until the earlier of (a) the date that is six months after such termination or (b) any earlier date that does not result in any additional tax or interest to such Participant under Section 409A. For purposes of Section 409A, a payment or settlement of an Award made under the Plan shall be designated as a “separate payment” within the meaning of Section 409A.